INDEMNITY
(Constitution Trail)

This Indemnity is dated as of June 10, 2013, and is given to TORCHLIGHT DEBT OPPORTUNITY FUND III, LLC, a Delaware limited liability company (“Lender”), TORCHLIGHT LOAN SERVICES, LLC, a limited liability company, and TORCHLIGHT INVESTORS, LLC, a limited liability company (all collectively, “Indemnitees”), by TNP STRATEGIC RETAIL TRUST, INC., a Maryland corporation to be renamed STRATEGIC REALTY TRUST, INC. (“Indemnitor”), and is effective as of the date of recordation (the “Closing Date”) of that certain Second Omnibus Amendment to Loan Documents by and between TNP SRT CONSTITUTION TRAIL, LLC, a Delaware limited liability company to be renamed SRT CONSTITUTION TRAIL (“Borrower”) and Lender dated as of June 10, 2013 (the “Amendment”).

Indemnitor has advised Indemnitees of Indemnitor’s intention to terminate: (i) the Property and Asset Management Agreement by and between Borrower and TNP Property Manager, LLC, dated as of October 21, 2011, together with other property management agreements between other affiliates of Indemnitor and TNP Property Manager, LLC, (ii) the Advisory Agreement between Indemnitor, TNP Strategic Retail Operating Partnership, LP and TNP Strategic Advisor, LLC, and (iii) the authority of certain officers and directors of affiliates of Indemnitor which are not under substantially the same control as Indemnitor (all collectively, the “Terminations”).

As required by Lender as a condition to entering into the Amendment, effective as of the Closing Date but with respect to all matters whether arising before or after the Closing Date, Indemnitor hereby agrees to indemnify, defend, and hold harmless Indemnitees and each of their respective officers, directors, members, managers, principals, partners, shareholders, affiliates, agents, employees, accountants, attorneys, and legal representatives (collectively, the “Indemnitee Parties”), from and against any and all claims, causes of action, liability, damages, losses, judgments, awards, costs and expenses, including reasonable attorneys’ and experts’ fees, costs and expenses incurred by legal counsel chosen by Indemnitee Parties in their sole discretion, arising from or related to the Terminations or the Amendment or the transaction contemplated thereby (collectively, “Claims”).

Indemnitor’s liability under this Indemnity is separate from, in addition to, and not in any way limited by, Indemnitor’s liability under that certain Recourse Guaranty and that certain Environmental Indemnity Agreement, both dated as of October 21, 2011, executed by Indemnitor in favor of Lender with respect to the Loan (as defined in the Amendment).

Indemnitor hereby represents, warrants and covenants that it (i) has been provided with adequate information regarding this Indemnity and the subject matter hereof, (ii) has had adequate opportunity to consult legal counsel of Indemnitor’s choice regarding this Indemnity, (iii) has executed and delivered this Indemnity pursuant to the free will of the Indemnitor, and (iv) has executed this Indemnity on a fully informed basis and with full knowledge of the consequences thereof.

This Indemnity shall be governed by and interpreted in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state, without regard to conflict of law provisions, pursuant to Section 5-1401 of the New York General Obligations Law. Any action or proceeding against any party arising out of or relating to this Indemnity must be instituted exclusively in the federal or state courts located in the City of New York, County of New York. Each party irrevocably (i) agrees and consents that such courts shall have subject matter and specific personal jurisdiction over the parties and that venue in such courts is proper, (ii) waives any objections it may now or hereafter have to such jurisdiction or venue, (iii) waives any right to move for dismissal of any such action or proceeding on grounds of forum non conveniens, and (iv) acknowledges and agrees that Section 5-1402 of the New York General Obligations Law requires adjudication of any such suit, action or proceeding in such courts.

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Following the assertion or threatened assertion of any Claim against any Indemnitee Party, Indemnitor shall immediately reimburse Indemnitee Parties for all fees and costs, including reasonable attorneys’ and experts’ fees, costs and expenses incurred by Indemnitee Parties, whether before or after any judgment, for enforcement of this Indemnity or any of its terms, or the exercise of any rights or remedies hereunder and/or at law, in equity or otherwise, whether or not any action or proceeding is filed.

If any term, provision, covenant or condition of this Indemnity is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of this Indemnity shall remain in full force and effect and shall in no way be affected, impaired, invalidated or rendered unenforceable.

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IN WITNESS WHEREOF, Indemnitor has executed this Indemnity as of the Closing Date as set forth above.

INDEMNITOR:	TNP STRATEGIC RETAIL TRUST, INC., a Maryland corporation

	By:	/s/ Jeffrey Rogers
	Name:	Jeffrey Rogers
	Title:	Chairman Authorized Agent

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